Exhibit 3.36

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

•                  The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•                  First: The name of the limited partnership is High Sierra Energy, LP

•                  Second: The address of its registered office in the State of Delaware: 1209 Orange Street, in the city of Wilmington, county of New Castle, Delaware 19801. The name of the Registered Agent at such address is The Corporation Trust Company.

•                  Third: The name and mailing address of each general partner is as follows:

High Sierra Energy GP, LLC

50 South Steele Street, Suite 777, Denver, Colorado 80209

•                  In Witness Whereof, the undersigned has executed this Certificate, of Limited Partnership of High Sierra Energy, LP, as of November 16, 2004.

High Sierra Energy GP, LLC, its General Partner

By:	/s/ Brian T. O’Neill
Name:	Brian T. O’Neill